Exhibit 10.1

NONQUALIFIED STOCK OPTION AGREEMENT
THIS AGREEMENT is made this __ day of ________, 20__ (the “Grant Date”) between JELD-WEN Holding, Inc., a Delaware corporation (the “Company”), and ___________ (the “Optionee”).

WHEREAS, the Company desires to grant to the Optionee an option to purchase Shares under the Company’s 2017 Omnibus Equity Plan (the “Plan”); and

WHEREAS, the Company and the Optionee understand and agree that any capitalized terms used herein, if not otherwise defined, shall have the same meanings as in the Plan (the Optionee being referred to in the Plan as a Participant).

NOW, THEREFORE, in consideration of the following mutual covenants and for other good and valuable consideration, the parties agree as follows:

1.Grant of Option.

The Company grants to the Optionee the right and option (the “Option”) to purchase all or any part of an aggregate of __________ Shares (the “Option Shares”) on the terms and subject to all terms, conditions and limitations set forth herein and in the Plan, which is incorporated herein by reference. The Optionee acknowledges receipt of a copy of the Plan and acknowledges that the definitive records pertaining to the grant of this Option, and exercises of rights hereunder, shall be retained by the Company. The Option granted herein is intended to be a Nonqualified Stock Option as defined in the Plan.

2.Purchase Price.

The purchase price of the Option Shares shall be $_______ per share (the “Exercise Price”), which is not less than the Fair Market Value of a Share as of the Grant Date.

3.Vesting and Exercisability

(a)    Vesting. Subject to the Plan and this Agreement, the Option shall become vested and exercisable (to the extent vested and exercisable, the “Vested Options”) in _________________ on the ________ anniversary of the Grant Date (each, a “Vesting Date”), so long as the Optionee continues to be an Eligible Individual at all times from the Grant Date through the relevant Vesting Date, except as provided below. All vesting shall cease upon the date the Optionee is Terminated.

(b)    Exercise. The Option may be exercised only with respect to Option Shares issuable upon the exercise of any Vested Options.

(c)    Termination. Except as provided in Sections 4(c)-(f) and subject to Sections 4(b) and 5, the Options may be exercised only prior to the Optionee’s Termination.

(d)    Limitations. For the avoidance of doubt, the limitations on the Optionee’s ability to exercise the Option contained in this Agreement are independent, and the Option shall be exercisable only to the extent that none of such limitations apply.

4.Exercisability Upon and After Termination.

(a)    Unvested Options. All Option Shares which have not vested in accordance with Section 3(a) of this Agreement shall be cancelled, forfeited and terminated upon the Optionee’s Termination for any reason.

(b)    For Cause. If the Optionee is Terminated for Cause, as determined in the sole discretion of the Board or any committee of the Board, the Option shall terminate as of immediately prior to such Termination, including with respect to Vested Options, and the Optionee shall thereafter cease to have any right to exercise any Option.  Furthermore, if the Board or any committee of the Board, prior to or following the date the Optionee is Terminated, and after full consideration of the facts, finds by majority vote that the Optionee has engaged in fraud, embezzlement, theft, commission of a felony, dishonesty, or any other conduct inimical to the Company or a Subsidiary, the Optionee shall forfeit all unexercised Option Shares, whether or not vested, and shall return to the Company any gain on Option Shares previously exercised since the earlier of (x) the date the inimical conduct occurred and (y) the date that is one year prior to the date of Termination. The decision of the Board or any committee of the Board shall be final.

(c)    Disability. If the Optionee is Terminated by reason of Disability, the Option may be exercised by the Optionee’s estate or personal representative to the extent it was a Vested Option on the date the Committee determined that the Optionee had become Disabled until the earlier of twelve (12) months after such date and the Expiration Date (as hereinafter defined), following which the Option shall, if not exercised, terminate.

(d)    Death. If the Optionee is Terminated by reason of his or her death, the Option may be exercised by the Optionee’s estate or personal representative to the extent it was a Vested Option on the date of the Optionee’s death until the earlier of twelve (12) months after such date and the Expiration Date, following which the Option shall, if not exercised, terminate.

(e)    Retirement. If the Optionee is Terminated by reason of his or her retirement at any time on or after attaining age sixty-five (65), the Option may be exercised by the Optionee to the extent it was a Vested Option on the date of the Optionee’s retirement until the earlier of twelve (12) months after such date and the Expiration Date, following which the Option shall, if not exercised, terminate.

(f)    Other. If the Optionee is Terminated for any reason other than death, Disability, retirement on or after age sixty-five (65), or termination for Cause, the Option may be exercised by the Optionee to the extent it was a Vested Option on the date of Termination until the earlier of the date that is ninety (90) days after the date of such Termination and the Expiration Date, following which the Option shall, if not exercised, terminate.

(g)    Not a Contract of Employment. Nothing in the Plan or this Agreement shall confer upon the Optionee any right to be continued in the employment of the Company or any Affiliate, or to interfere in any way with the right of the Company or any parent or Subsidiary by whom the Optionee is employed to terminate the Optionee’s employment at any time or for any reason, with or without Cause, or to decrease the Optionee’s compensation or benefits.

5.Prohibited Conduct; Restatements.

(a)    Consequences of Prohibited Conduct. If the Company determines that the Optionee has engaged in any Prohibited Conduct (as defined in Section 5(b)), then:

(i)    The Option shall immediately terminate, including with respect to Vested Options; and

(ii)    If the Company determines that Prohibited Conduct occurred on or before the first anniversary of the date the Option was exercised for any Option Shares, the Optionee shall repay and transfer to the Company (A) the number of Option Shares issued to the Optionee under this Agreement within such one year period (the “Forfeited Shares”), plus (B) the amount of cash equal to the withholding taxes paid by withholding shares (if any) from the Optionee with respect to such exercise of the Option (including through broker-assisted “cashless” exercise). If any Forfeited Shares have been sold by the Optionee prior to the Company’s demand for repayment, the Optionee shall repay to the Company (A) 100% of the proceeds of such sale or sales, plus (B) the amount of cash equal to the withholding taxes paid by withholding Shares (if any) from the Optionee with respect to such exercise of the Option (including through broker-assisted “cashless” exercise). The Company may, in its sole discretion, reduce the amount to be repaid by the Optionee to take into account the tax consequences of such repayment for the Optionee.

(b)    Prohibited Conduct. Each of the following constitutes “Prohibited Conduct”:
(i)    the conviction or entry of a plea of guilty or nolo contendere to
(A) any felony or
(B) any crime (whether or not a felony) involving moral turpitude, fraud, theft, breach of trust or other similar acts, whether under the laws of the United States or any state thereof or any similar foreign law to which the person may be subject;
(ii)     being engaged or having engaged in conduct constituting breach of fiduciary duty, dishonesty, willful misconduct or material neglect relating to the Company or any of its subsidiaries or the performance of a person’s duties;
(iii)     appropriation (or an overt act attempting appropriation) of a material business opportunity of the Company or any of its subsidiaries;

(iv)     misappropriation (or an overt act attempting misappropriation) of any funds of the Company or any of its subsidiaries;
(v)     the willful failure to:
(A) follow a reasonable and lawful directive of the Company or any of its subsidiaries at which a person is employed or provides services, or the Board of Directors or
(B) comply with any written rules, regulations, policies or procedures of the Company or a subsidiary at which a person is employed or to which he or she provides services which, if not complied with, would reasonably be expected to have more than a de minimis adverse effect on the business or financial condition of the Company;
(vi)     violation of a person’s employment, consulting, separation or similar agreement with the Company or any non-disclosure, non-solicitation or non-competition covenant in any other agreement to which the person is subject;
(vii)     during the Optionee’s employment or service with the Company or at any time after Termination for any reason, the Optionee, in violation of any Company policies or agreements with the Company, discloses or misuses any of the Company’s trade secrets or other confidential information regarding the Company, including without limitation, matters relating to cost data, formulas, patterns, compilations, programs, devices, methods, techniques, processes, manufacturing processes, business strategy and plans, customer information, pricing information, supplier information, the Company’s policies and procedures and other financial data of the Company;
(viii)     deliberate and continued failure to perform material duties to the Company or any of its subsidiaries;
(ix)     violation of the Company’s Code of Business Conduct and Ethics, as it may be amended from time to time; or

(x)    during the Optionee’s employment or service with the Company or at any time during the two-year period following Termination for any reason, the Optionee:

(A)    directly or indirectly competes with the Company, accepts employment with any entity that directly or indirectly competes with the Company or otherwise approaches, solicits or accepts business from any customer, supplier or vendor of the Company in direct or indirect competition with the Company;

(B)    approaches, counsels or attempts to induce any person who is then in the employ of the Company to leave his or her employ; or employs or attempts to employ any such person or any person who at any time during the preceding twelve (12) months was in the employ of the Company; or

(C)     aids, assists or counsels any other person, firm or corporation to do any of the above.

(c)    Restatement of Financial Statements. In addition to the other provisions in this Section 5, this Agreement or the Plan, the Option and any Shares issued upon exercise of the Option shall be subject to any policies of the Company in effect on the Grant Date or adopted by the Company at any time thereafter that provide for forfeiture of the Option Shares and recoupment of any Shares issued upon exercise of the Option or of any gain received by the Optionee in connection with the sale of Shares received upon exercise of the Option in the event of any restatement of the Company’s financial statements.
(d)     Determinations. The Committee shall, in its sole discretion, make all determinations regarding this Section 5, including whether any Prohibited Conduct has occurred, and the determinations by the Committee shall be final and binding on all parties.
(e)     Company and its Affiliates. All references in this Section 5 to the Company shall include the Company and any of its Subsidiaries and Affiliates.
6.Issuance of Stock.

The Option may be exercised in whole or in part (to the extent that it is exercisable in accordance with the terms hereof) by giving written notice (or any other approved form of notice) to the Company in accordance with procedures established by the Company from time to time. Such written notice shall be signed by the person exercising the Option, shall state the number of Option Shares with respect to which the Option is being exercised and shall otherwise comply with the terms and conditions of this Agreement and the Plan. No Option Shares shall be issued until full payment for the Option Shares has been made by the Optionee, including all amounts owed for tax withholding. Upon compliance with the terms and conditions of this Agreement and the Plan, the Company shall accept payment for the Option Shares and the amount necessary to satisfy applicable federal, state and local tax withholding and shall deliver to the Optionee as soon as practicable thereafter an appropriate certificate or certificates (which may be in electronic form) for Option Shares as to which the Option was exercised.

The Exercise Price of any Option Shares and tax withholding amounts shall be payable at the time of exercise as determined by the Optionee either:

(a)    in cash, by certified check or bank check, or by wire transfer;

(b)through Share withholding as a result of which the number of Shares issued upon exercise of an Option would be reduced by a number of Shares having a Fair Market Value equal to the Option Price;
(c)through a registered broker-dealer to whom the Optionee has submitted notice of exercise or otherwise indicated an intent to exercise an Option pursuant to cashless exercise procedures (a so-called “cashless” exercise); or

(d)in any combination of (a), (b) or (c) above.

The Company shall pay all fees and expenses necessarily incurred by the Company in connection with the issuance of the Option Shares. The holder of this Option shall have the rights of a stockholder only with respect to those Option Shares covered by the Option which have been registered in the holder’s name in the share register of the Company upon the due exercise of the Option.

7.Non-Assignability.

This Option shall not be transferable by the Optionee and shall be exercisable only by the Optionee, except as the Plan or this Agreement may otherwise provide.

8.Expiration.

Unless otherwise earlier terminated as provided herein, the Option will expire and terminate as to all Option Shares on the _______ anniversary of the Grant Date, ___________ (the “Expiration Date”).

9.Notices.

All notices, consents and other communications required or permitted to be given under or by reason of this Agreement shall be in writing and shall be delivered personally or by e-mail or reputable overnight courier. If to the Company, notice shall be made at its principal corporate headquarters, addressed to the attention of the Corporate Secretary. If to the Optionee, notice shall be made at the Optionee’s address on file with the Company. Either party may designate at any time hereafter in writing some other address for notice.

10.Governing Law.

This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware. Any litigation against any party to this Agreement arising out of or in any way relating to this Agreement shall be brought in any federal or state court located in the State of Delaware in New Castle County and each of the parties hereby submits to the exclusive jurisdiction of such courts for the purpose of any such litigation; provided, that a final judgment in any such litigation shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party irrevocably and unconditionally agrees not to assert (a) any objection which it may ever have to the laying of venue of any such litigation in any federal or state court located in the State of Delaware in New Castle County, (b) any claim that any such litigation brought in any such court has been brought in an inconvenient forum and (c) any claim that such court does not have jurisdiction with respect to such litigation. To the extent that service of process by mail is permitted by applicable law, each party irrevocably consents to the service of process in any such litigation in such courts by the mailing of such process by registered or certified mail, postage prepaid, at its address for notices provided for herein.

11.Binding Effect; Entire Agreement.

This Agreement, together with the Plan, contains the entire agreement between the parties with respect to the subject matter hereof, supersedes any and all prior understandings, agreements or correspondence between the parties, and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

12.Severability. Each provision of this Agreement will be treated as a separate and independent clause and unenforceability of any one clause will in no way impact the enforceability of any other clause. Should any of the provisions of this Agreement be found to be unreasonable or invalid by a court of competent jurisdiction, such provision will be enforceable to the maximum extent enforceable by the law of that jurisdiction.

IN WITNESS WHEREOF, the Company and the Optionee have caused this Agreement to be executed on their behalf, by their duly authorized representatives, all on the day and year first above written.

JELD-WEN Holding, Inc.

By:
Its:

OPTIONEE:

First and Last Name